EXHIBIT 99.1

                                  PRESS RELEASE

                                                     FOR ADDITIONAL INFORMATION:

                                                       Contact Christy Coulston,
                                           Vice President and Marketing Director
                                                         (707) 935-3200 Ext. 260


                         SONOMA VALLEY BANCORP DECLARES
                                  CASH DIVIDEND

SONOMA, California, February 16, 2006 - Sonoma Valley Bancorp Board Chairman Bob Nicholas announces that the company has declared a 25 cent ($0.25) cash dividend per share at a regularly scheduled Board meeting held February 15, 2006. The cash dividend is payable to shareholders of record March 1, 2006 and will be paid on March 15, 2006.

Chairman Nicholas said the company's growth and earnings record made the declaration possible. Sonoma Valley Bancorp, with $250 Million in assets, is headquartered in Sonoma with a branch office in Glen Ellen, and the Banco de Sonoma branch in Boyes Springs.

Shares in the company are traded on the Over the Counter Bulletin Board (OTCBB) and the stock symbol is SBNK.

This news release may include forward-looking statements, which are not historical facts are and which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. This forward-looking statement may include, but is not limited to, the Company's ability to enhance shareholder value. Future events are difficult to predict, and any expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition, any discussions about risks and uncertainties are set forth from time to time in the Company's publicly available Securities and Exchange Commission filings. Sonoma Valley Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.